EXHIBIT 23.1

ACCOUNTANTS’ CONSENT

The Board of Directors
Bankrate, Inc.:

We consent to incorporation by reference in the registration statement (No.333-87955) on Form S-8 of Bankrate, Inc. of our report dated January 31, 2003, relating to the balance sheets of Bankrate, Inc. as of December 31, 2002 and 2001, and the related statements of operations, stockholders’ equity and cash flows for each of the years in the three year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K of Bankrate, Inc.

/s/ KPMG LLP
West Palm Beach, Florida March 28, 2003

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